UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2022

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation 2

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 10th Avenue, Floor 7 New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 597-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	HSAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed in a definitive proxy statement dated July 1, 2022, Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (“HSAC2” or the “Company”), will hold an extraordinary general meeting of shareholders (the “General Meeting”) on July 26, 2022 for the purposes of considering and voting upon a special resolution (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association (together, the “Existing Charter”) to: (i) extend from August 6, 2022 (the “Original Termination Date’) to November 6, 2022 (the “Extended Date”), the date by which, if the Company has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving one or more businesses or entities, the Company must liquidate and dissolve, and (ii) allow the Company, without another shareholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to three times by an additional one month each time after the Extended Date, upon five days’ advance notice prior to the applicable deadlines, until February 6, 2023 or a total of up to six months after the Original Termination Date, unless the closing of the Company’s initial business combination shall have occurred. HSAC2 shareholders are not being asked to vote on a business combination at the General Meeting.

The submission of the Extension Proposal to amend HSAC2’s Existing Charter entitled holders of public shares to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the HSAC2 initial public offering. In connection with the General Meeting, as of July 22, 2022, HSAC2 has received requests for redemption from shareholders with respect to 9,237,883 HSAC2 ordinary shares.

On July 22, 2022, certain investment funds (the “RTW Funds”) managed by RTW Investments, LP, an affiliate of the sponsor of HSAC2, purchased 1,000,000 HSAC2 ordinary shares at a price of $10.01 per share from an accredited investor (“Seller”) in a privately negotiated transaction. The RTW Funds purchased such shares in order to (i) fulfill their obligations under the Forward Purchase Agreement, dated as of July 4, 2022, by and among HSAC2, Orchestra BioMed, Inc. (“Orchestra”) and the RTW Funds, entered into in connection with the proposed business combination between HSAC2 and Orchestra (the “Business Combination”), and (ii) ensure that such shares purchased were not redeemed and the amounts that would have been paid by HSAC2 to Seller if such shares were redeemed remain in the Company’s trust account at the closing of the Business Combination. This purchase increases the likelihood that the Business Combination ultimately closes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Chief Executive Officer

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